Exhibit 99.2

MORGAN STANLEY
Financial Supplement - 3Q 2013
Table of Contents
Page #

1	…………….	Quarterly Financial Summary
2	…………….	Quarterly Consolidated Income Statement Information
3	…………….	Quarterly Earnings Per Share Summary
4 - 5	…………….	Quarterly Consolidated Financial Information and Statistical Data
6	…………….	Quarterly Institutional Securities Income Statement Information
7	…………….	Quarterly Institutional Securities Financial Information and Statistical Data
8	…………….	Quarterly Wealth Management Income Statement Information
9	…………….	Quarterly Wealth Management Financial Information and Statistical Data
10	…………….	Quarterly Investment Management Income Statement Information
11	…………….	Quarterly Investment Management Financial Information and Statistical Data
12	…………….	Quarterly Firm Loans and Lending Commitments Financial Information
13	…………….	Country Risk Exposure - European Peripherals and France Appendix I
14	…………….	Earnings Per Share Appendix II
15 - 17	…………….	End Notes
18	…………….	Legal Notice

MORGAN STANLEY
Quarterly Financial Summary (1)
(unaudited, dollars in millions)

	Quarter Ended						Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013		June 30, 2013		Sept 30, 2012		June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Net revenues
Institutional Securities	$3,686		$4,346		$1,481		(15%)	149%	$12,121	$7,948	53%
Wealth Management	3,481		3,531		3,222		(1%)	8%	10,482	9,709	8%
Investment Management	828		673		631		23%	31%	2,146	1,620	32%
Intersegment Eliminations	(63)		(47)		(54)		(34%)	(17%)	(156)	(131)	(19%)
Consolidated net revenues	$7,932		$8,503		$5,280		(7%)	50%	$24,593	$19,146	28%

Income (loss) from continuing operations before tax
Institutional Securities	$371		$960		$(1,928)		(61%)	*	$2,129	$(1,769)	*
Wealth Management	668		655		247		2%	170%	1,920	1,060	81%
Investment Management	300		160		198		88%	52%	647	369	75%
Intersegment Eliminations	0		0		0		--	--	0	(4)	*
Consolidated income (loss) from continuing operations before tax	$1,339		$1,775		$(1,483)		(25%)	*	$4,696	$(344)	*

Income (loss) applicable to Morgan Stanley (2)
Institutional Securities	$323		$582		$(1,273)		(45%)	*	$1,546	$(1,201)	*
Wealth Management	430		326		161		32%	167%	1,012	537	88%
Investment Management	135		101		104		34%	30%	320	143	124%
Intersegment Eliminations	0		0		0		--	--	0	(4)	*
Consolidated income (loss) applicable to Morgan Stanley	$888		$1,009		$(1,008)		(12%)	*	$2,878	$(525)	*

Financial Metrics:
Return on average common equity
from continuing operations (3)	5.6%		5.4%		*				5.8%	*
Return on average common equity (3)	5.7%		5.2%		*				5.7%	*

Return on average common equity
from continuing operations excluding DVA (3)	6.2%		4.6%		3.5%				6.1%	4.9%
Return on average common equity excluding DVA (3)	6.4%		4.4%		3.4%				6.0%	4.9%

Tier 1 common capital ratio (4)	12.6%		11.8%		13.9%
Tier 1 capital ratio (5)	15.3%		14.1%		16.9%

Book value per common share (6)	$32.1	3	$31.4	8	$30.5	3
Tangible book value per common share (7)	$26.9	6	$26.2	7	$26.6	5

Notes:	-	Effective January 1, 2013, in accordance with U.S. banking regulators’ rules, the Firm implemented the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”.
-
Results for the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012, include positive (negative) revenue of $(171) million, $175 million and $(2,262) million, respectively, related to the movement in Morgan Stanley's credit spreads and other credit factors on certain long-term and short-term debt (Debt Valuation Adjustment, DVA).
-
The return on average common equity metrics, return on average common equity excluding DVA metrics and tangible book value per common share are non-GAAP measures that the Firm considers to be useful measures to assess operating performance and capital adequacy.

	-	See page 4 of the financial supplement and end notes for additional information related to the calculation of the financial metrics.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Revenues:
Investment banking	$1,160	$1,303	$1,152	(11%)	1%	$3,687	$3,319	11%
Trading	2,259	2,894	607	(22%)	*	7,847	5,478	43%
Investments	728	188	290	*	151%	1,254	438	186%
Commissions and fees	1,080	1,217	988	(11%)	9%	3,465	3,205	8%
Asset management, distribution and admin. fees	2,390	2,404	2,257	(1%)	6%	7,140	6,677	7%
Other	204	293	141	(30%)	45%	700	403	74%
Total non-interest revenues	7,821	8,299	5,435	(6%)	44%	24,093	19,520	23%

Interest income	1,311	1,422	1,379	(8%)	(5%)	4,131	4,244	(3%)
Interest expense	1,200	1,218	1,534	(1%)	(22%)	3,631	4,618	(21%)
Net interest	111	204	(155)	(46%)	*	500	(374)	*
Net revenues	7,932	8,503	5,280	(7%)	50%	24,593	19,146	28%

Non-interest expenses:
Compensation and benefits	3,968	4,105	3,928	(3%)	1%	12,289	11,989	3%

Non-compensation expenses:
Occupancy and equipment	375	377	386	(1%)	(3%)	1,131	1,152	(2%)
Brokerage, clearing and exchange fees	416	456	359	(9%)	16%	1,300	1,167	11%
Information processing and communications	405	470	493	(14%)	(18%)	1,323	1,439	(8%)
Marketing and business development	151	163	138	(7%)	9%	448	439	2%
Professional services	449	458	476	(2%)	(6%)	1,347	1,365	(1%)
Other	829	699	983	19%	(16%)	2,059	1,939	6%
Total non-compensation expenses	2,625	2,623	2,835	--	(7%)	7,608	7,501	1%

Total non-interest expenses	6,593	6,728	6,763	(2%)	(3%)	19,897	19,490	2%

Income (loss) from continuing operations before taxes	1,339	1,775	(1,483)	(25%)	*	4,696	(344)	*
Income tax provision / (benefit) from continuing operations	339	555	(525)	(39%)	*	1,226	(247)	*
Income (loss) from continuing operations	1,000	1,220	(958)	(18%)	*	3,470	(97)	*
Gain (loss) from discontinued operations after tax (1)	18	(29)	2	*	*	(30)	25	*
Net income (loss)	$1,018	$1,191	$(956)	(15%)	*	$3,440	$(72)	*
Net income applicable to redeemable noncontrolling interests (2)	0	100	8	*	*	222	8	*
Net income applicable to nonredeemable noncontrolling interests (2)	112	111	59	1%	90%	370	446	(17%)
Net income (loss) applicable to Morgan Stanley	906	980	(1,023)	(8%)	*	2,848	(526)	*
Preferred stock dividend / Other	26	177	24	(85%)	8%	229	73	*
Earnings (loss) applicable to Morgan Stanley common shareholders	$880	$803	$(1,047)	10%	*	$2,619	$(599)	*

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	888	1,009	(1,008)	(12%)	*	2,878	(525)	*
Gain (loss) from discontinued operations after tax	18	(29)	(15)	*	*	(30)	(1)	*
Net income (loss) applicable to Morgan Stanley	$906	$980	$(1,023)	(8%)	*	$2,848	$(526)	*

Pre-tax profit margin (3)	17%	21%	*			19%	*
Compensation and benefits as a % of net revenues	50%	48%	74%			50%	63%
Non-compensation expenses as a % of net revenues	33%	31%	54%			31%	39%

Effective tax rate from continuing operations	25.3%	31.3%	35.4%			26.1%	71.8%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
-
The quarter ended September 30, 2013 includes a discrete net tax benefit of $73 million that is attributable to tax planning strategies to optimize foreign tax credit utilization as a result of the anticipated repatriation of earnings from certain non-U.S. subsidiaries.
	-	The quarter ended September 30, 2012 included an out-of-period net income tax provision of approximately $82 million, primarily related to the overstatement of tax benefits associated with repatriated earnings of a foreign subsidiary in 2010.
	-	Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units (RSUs). In the quarter ended June 30, 2013 and nine months ended September 30, 2013, the Firm recorded a negative adjustment of approximately $151 million related to the purchase of the remaining interest in the Morgan Stanley Smith Barney Joint Venture. This adjustment negatively impacted the calculation of basic and fully diluted earnings per share.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Earnings Per Share
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change

Income (loss) from continuing operations	$1,000	$1,220	$(958)	(18%)	*	$3,470	$(97)	*
Net income applicable to redeemable noncontrolling interests	0	100	8	*	*	222	8	*
Net income applicable to nonredeemable noncontrolling interests	112	111	42	1%	168%	370	420	(12%)
Net income (loss) from continuing operations applicable to noncontrolling interests	112	211	50	(47%)	124%	592	428	38%
Income (loss) from continuing operations applicable to Morgan Stanley	888	1,009	(1,008)	(12%)	*	2,878	(525)	*
Less: Preferred Dividends	24	24	24	--	--	72	72	--
Less: Morgan Stanley Smith Barney Joint Venture Redemption Adjustment	-	151	-	*	--	151	-	*
Income from continuing operations applicable to Morgan Stanley, prior to allocation of income to Participating Restricted Stock Units	864	834	(1,032)	4%	*	2,655	(597)	*

Basic EPS Adjustments:
Less: Allocation of earnings to Participating Restricted Stock Units	2	2	0	--	*	6	1	*
Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$862	$832	$(1,032)	4%	*	$2,649	$(598)	*

Gain (loss) from discontinued operations after tax	18	(29)	2	*	*	(30)	25	*
Less: Gain (loss) from discontinued operations after tax applicable to noncontrolling interests	0	0	17	--	*	0	26	*
Gain (loss) from discontinued operations after tax applicable to Morgan Stanley	18	(29)	(15)	*	*	(30)	(1)	*
Less: Allocation of earnings to Participating Restricted Stock Units	0	0	0	--	--	0	0	--
Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	18	(29)	(15)	*	*	(30)	(1)	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$880	$803	$(1,047)	10%	*	$2,619	$(599)	*

Average basic common shares outstanding (millions)	1,909	1,908	1,889	--	1%	1,906	1,884	1%

Earnings per basic share:
Income from continuing operations	$0.45	$0.44	$(0.55)	2%	*	$1.39	$(0.32)	*
Discontinued operations	$0.01	$(0.02)	$-	*	*	$(0.02)	$-	*
Earnings per basic share	$0.46	$0.42	$(0.55)	10%	*	$1.37	$(0.32)	*

Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$862	$832	$(1,032)	4%	*	$2,649	$(598)	*

Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	18	(29)	(15)	*	*	(30)	(1)	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$880	$803	$(1,047)	10%	*	$2,619	$(599)	*

Average diluted common shares outstanding and common stock equivalents (millions)	1,965	1,951	1,889	1%	4%	1,952	1,884	4%

Earnings per diluted share:
Income from continuing operations	$0.44	$0.43	$(0.55)	2%	*	$1.36	$(0.32)	*
Discontinued operations	$0.01	$(0.02)	$-	*	*	$(0.02)	$-	*
Earnings per diluted share	$0.45	$0.41	$(0.55)	10%	*	$1.34	$(0.32)	*

Notes:	-
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share. For further discussion of the Firm's earnings per share calculations, see page 14 of the financial supplement and Note 15 to the consolidated financial statements in the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

	-	Refer to Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change

Regional revenues (1)
Americas	$5,665	$6,014	$4,744	(6%)	19%	$17,635	$14,632	21%
EMEA (Europe, Middle East, Africa)	1,148	1,132	296	1%	*	3,346	2,422	38%
Asia	1,119	1,357	240	(18%)	*	3,612	2,092	73%
Consolidated net revenues	$7,932	$8,503	$5,280	(7%)	50%	$24,593	$19,146	28%

Worldwide employees	56,101	55,610	57,726	1%	(3%)
Global representatives	16,901	16,705	16,829	1%	--

Firmwide deposits	$104,807	$81,514	$70,757	29%	48%
Total assets	$832,223	$802,691	$764,985	4%	9%
Risk-weighted assets (2)	$385,536	$403,425	$314,770	(4%)	22%
Global liquidity reserve (billions) (3)	$198	$181	$170	9%	16%
Long-term debt outstanding	$157,805	$161,098	$168,444	(2%)	(6%)
Maturities of long-term debt outstanding (next 12 months)	$24,232	$26,921	$20,214	(10%)	20%

Common equity	62,758	61,673	60,291	2%	4%
Preferred equity	2,370	1,508	1,508	57%	57%
Morgan Stanley shareholders' equity	65,128	63,181	61,799	3%	5%
Junior subordinated debt issued to capital trusts	4,812	4,825	4,833	--	--
Less: Goodwill and intangible assets (4)	(10,098)	(10,194)	(7,665)	1%	(32%)
Tangible Morgan Stanley shareholders' equity	$59,842	$57,812	$58,967	4%	1%
Tangible common equity (5)	$52,660	$51,479	$52,626	2%	--

Tier 1 common capital (2)	$48,701	$47,603	$43,728	2%	11%
Tier 1 capital (2)	$58,907	$56,780	$53,352	4%	10%

Tier 1 common capital ratio	12.6%	11.8%	13.9%
Tier 1 capital ratio	15.3%	14.1%	16.9%
Tier 1 leverage ratio (6)	7.3%	7.1%	7.2%

Period end common shares outstanding (000's)	1,953,351	1,959,326	1,975,040	--	(1%)

Book value per common share	$32.13	$31.48	$30.53
Tangible book value per common share	$26.96	$26.27	$26.65

Notes:	-	All data presented in millions except number of employees, liquidity, ratios and book values.
	-	For the quarter ended September 30, 2013, global representatives included 384 representatives associated with the International Wealth Management business reported in the Institutional Securities business segment.
	-	During the quarter ended September 30, 2013, firmwide deposits increased by approximately $21 billion as a result of the contractual transfer of deposits from Citi subsequent to the closing of the acquisition of the remaining 35% interest of the Morgan Stanley Smith Barney Joint Venture.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Consolidated Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Average Tier 1 Common Capital (1)
Institutional Securities	$32.0	$33.1	$22.1	(3%)	45%	$33.1	$22.2	49%
Wealth Management	4.4	4.2	3.8	5%	16%	4.2	3.7	14%
Investment Management	1.7	1.7	1.3	--	31%	1.7	1.3	31%
Parent capital	10.2	8.1	16.2	26%	(37%)	8.0	15.1	(47%)
Total - continuing operations	48.3	47.1	43.4	3%	11%	47.0	42.3	11%
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$48.3	$47.1	$43.4	3%	11%	$47.0	$42.3	11%

Average Common Equity (1)
Institutional Securities	$37.0	$38.3	$28.8	(3%)	28%	$38.5	$29.3	31%
Wealth Management	13.1	13.3	13.2	(2%)	(1%)	13.3	13.3	--
Investment Management	2.8	2.8	2.4	--	17%	2.8	2.4	17%
Parent capital	9.2	7.1	16.6	30%	(45%)	6.9	16.0	(57%)
Total - continuing operations	62.1	61.5	61.0	1%	2%	61.5	61.0	1%
Discontinued operations	0.0	0.0	0.0	--	--	0.0	0.0	--
Firm	$62.1	$61.5	$61.0	1%	2%	$61.5	$61.0	1%

Return on average Tier 1 common capital
Institutional Securities	4%	7%	*			6%	*
Wealth Management	39%	16%	17%			27%	19%
Investment Management	32%	24%	32%			25%	14%
Total - continuing operations	7%	7%	*			8%	*
Firm	7%	7%	*			7%	*

Return on average common equity
Institutional Securities	3%	6%	*			5%	*
Wealth Management	13%	5%	5%			9%	5%
Investment Management	19%	14%	17%			15%	8%
Total - continuing operations	6%	5%	*			6%	*
Firm	6%	5%	*			6%	*

Notes:	-	Effective January 1, 2013, in accordance with U.S. banking regulators’ rules, the Firm implemented the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”.
	-	The return on average common equity and average Tier 1 common capital are non-GAAP measures that the Firm considers to be useful measures to assess operating performance.
-
In the quarter ended June 30, 2013, the Firm and Wealth Management business segment included a negative adjustment of approximately $151 million (net of tax) related to the purchase of the remaining 35% interest in the

Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average common equity and Tier 1 common capital.
Excluding this negative adjustment, these calculations would have been as follows:
Return on average Tier 1 common capital:
		June 30, 2013 QTD:	Firm: 8%, Wealth Management: 31%
		September 30, 2013 YTD:	Firm: 8%, Wealth Management: 32%
Return on average common equity:
		June 30, 2013 QTD :	Firm: 6%, Wealth Management: 10%
		September 30, 2013 YTD:	Firm: 6%, Wealth Management: 10%
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Institutional Securities Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Revenues:
Investment banking	$992	$1,078	$969	(8%)	2%	$3,015	$2,704	12%
Trading	1,959	2,598	352	(25%)	*	6,971	4,714	48%
Investments	337	51	74	*	*	530	71	*
Commissions and fees	572	650	510	(12%)	12%	1,831	1,660	10%
Asset management, distribution and admin. fees	73	69	62	6%	18%	208	175	19%
Other	138	140	64	(1%)	116%	415	156	166%
Total non-interest revenues	4,071	4,586	2,031	(11%)	100%	12,970	9,480	37%

Interest income	897	1,029	1,017	(13%)	(12%)	2,950	3,158	(7%)
Interest expense	1,282	1,269	1,567	1%	(18%)	3,799	4,690	(19%)
Net interest	(385)	(240)	(550)	(60%)	30%	(849)	(1,532)	45%
Net revenues	3,686	4,346	1,481	(15%)	149%	12,121	7,948	53%

Compensation and benefits	1,619	1,766	1,717	(8%)	(6%)	5,277	5,426	(3%)
Non-compensation expenses	1,696	1,620	1,692	5%	--	4,715	4,291	10%
Total non-interest expenses	3,315	3,386	3,409	(2%)	(3%)	9,992	9,717	3%

Income (loss) from continuing operations before taxes	371	960	(1,928)	(61%)	*	2,129	(1,769)	*
Income tax provision / (benefit) from continuing operations	0	288	(662)	*	*	348	(699)	*
Income (loss) from continuing operations	371	672	(1,266)	(45%)	*	1,781	(1,070)	*
Gain (loss) from discontinued operations after tax	(2)	(18)	(15)	89%	87%	(39)	(59)	34%
Net income (loss)	369	654	(1,281)	(44%)	*	1,742	(1,129)	*
Net income applicable to redeemable noncontrolling interests (1)	-	-	-	--	--	1	-	*
Net income applicable to nonredeemable noncontrolling interests (1)	48	90	8	(47%)	*	234	132	77%
Net income (loss) applicable to Morgan Stanley	$321	$564	$(1,289)	(43%)	*	$1,507	$(1,261)	*

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	323	582	(1,273)	(45%)	*	1,546	(1,201)	*
Gain (loss) from discontinued operations after tax	(2)	(18)	(16)	89%	88%	(39)	(60)	35%
Net income (loss) applicable to Morgan Stanley	$321	$564	$(1,289)	(43%)	*	$1,507	$(1,261)	*

Return on average common equity
from continuing operations	3%	6%	*			5%	*
Pre-tax profit margin (2)	10%	22%	*			18%	*
Compensation and benefits as a % of net revenues	44%	41%	116%			44%	68%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
-
The quarter ended September 30, 2013 includes a discrete net tax benefit of $73 million that is attributable to tax planning strategies to optimize foreign tax credit utilization as a result of the anticipated repatriation of earnings from certain non-U.S. subsidiaries.
-
The quarter ended September 30, 2012, included an out-of-period net income tax provision of approximately $82 million, primarily related to the overstatement of tax benefits associated with repatriated earnings of a foreign subsidiary in 2010.
	-	For the nine months ended September 30, 2012, discontinued operations included operating results related to Saxon.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Institutional Securities
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change

Investment Banking
Advisory revenues	$275	$333	$339	(17%)	(19%)	$859	$915	(6%)
Underwriting revenues
Equity	236	327	199	(28%)	19%	846	654	29%
Fixed income	481	418	431	15%	12%	1,310	1,135	15%
Total underwriting revenues	717	745	630	(4%)	14%	2,156	1,789	21%

Total investment banking revenues	$992	$1,078	$969	(8%)	2%	$3,015	$2,704	12%

Sales & Trading
Equity	$1,680	$1,920	$700	(13%)	140%	$5,115	$3,601	42%
Fixed Income & Commodities	694	1,214	(163)	(43%)	*	3,185	1,877	70%
Other	(155)	(57)	(163)	(172%)	5%	(139)	(461)	70%
Total sales & trading net revenues	$2,219	$3,077	$374	(28%)	*	$8,161	$5,017	63%

Investments & Other
Investments	$337	$51	$74	*	*	$530	$71	*
Other	138	140	64	(1%)	116%	415	156	166%
Total investments & other revenues	$475	$191	$138	149%	*	$945	$227	*

Total Institutional Securities net revenues	$3,686	$4,346	$1,481	(15%)	149%	$12,121	$7,948	53%

Average Daily 95% / One-Day Value-at-Risk ("VaR") (1)
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$37	$46	$53
Equity price	$18	$19	$26
Foreign exchange rate	$13	$13	$12
Commodity price	$20	$24	$22

Aggregation of Primary Risk Categories	$46	$55	$58

Credit Portfolio VaR	$15	$14	$23

Trading VaR	$52	$61	$63

Notes:	-	For the periods noted below, sales and trading net revenues included positive (negative) revenue related to DVA as follows:
September 30, 2013: Total QTD: $(171) million; Fixed Income & Commodities: $(141) million; Equity: $(30) million
June 30, 2013: Total QTD: $175 million; Fixed Income & Commodities: $61 million; Equity: $114 million
September 30, 2012: Total QTD: $(2,262) million; Fixed Income & Commodities: $(1,621) million; Equity: $(641) million
September 30, 2013: Total YTD: $(313) million; Fixed Income & Commodities: $(318) million; Equity: $5 million
September 30, 2012: Total YTD: $(3,891) million; Fixed Income & Commodities: $(2,942) million; Equity: $(949) million
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Wealth Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Revenues:
Investment banking	$185	$258	$199	(28%)	(7%)	$717	$627	14%
Trading	317	223	274	42%	16%	838	798	5%
Investments	4	2	4	100%	--	9	7	29%
Commissions and fees	507	567	479	(11%)	6%	1,633	1,547	6%
Asset management, distribution and admin. fees	1,900	1,896	1,789	--	6%	5,654	5,337	6%
Other	75	139	78	(46%)	(4%)	279	214	30%
Total non-interest revenues	2,988	3,085	2,823	(3%)	6%	9,130	8,530	7%

Interest income	532	511	476	4%	12%	1,531	1,390	10%
Interest expense	39	65	77	(40%)	(49%)	179	211	(15%)
Net interest	493	446	399	11%	24%	1,352	1,179	15%
Net revenues	3,481	3,531	3,222	(1%)	8%	10,482	9,709	8%

Compensation and benefits	2,017	2,042	1,970	(1%)	2%	6,124	5,890	4%
Non-compensation expenses	796	834	1,005	(5%)	(21%)	2,438	2,759	(12%)
Total non-interest expenses	2,813	2,876	2,975	(2%)	(5%)	8,562	8,649	(1%)

Income (loss) from continuing operations before taxes	668	655	247	2%	170%	1,920	1,060	81%
Income tax provision / (benefit) from continuing operations	238	229	93	4%	156%	687	364	89%
Income (loss) from continuing operations	430	426	154	1%	179%	1,233	696	77%
Gain (loss) from discontinued operations after tax	0	0	5	--	*	(1)	67	*
Net income (loss)	430	426	159	1%	170%	1,232	763	61%
Net income applicable to redeemable noncontrolling interests (1)	0	100	8	*	*	221	8	*
Net income applicable to nonredeemable noncontrolling interests (1)	0	0	1	--	*	-	176	*
Net income (loss) applicable to Morgan Stanley	$430	$326	$150	32%	187%	$1,011	$579	75%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	430	326	161	32%	167%	1,012	537	88%
Gain (loss) from discontinued operations after tax	0	0	(11)	--	*	(1)	42	*
Net income (loss) applicable to Morgan Stanley	$430	$326	$150	32%	187%	$1,011	$579	75%

Return on average common equity
from continuing operations	13%	5%	5%			9%	5%
Pre-tax profit margin (2)	19%	19%	8%			18%	11%
Compensation and benefits as a % of net revenues	58%	58%	61%			58%	61%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
	-	The quarter and nine months ended September 30, 2012, included non-recurring costs of $193 million related to the Wealth Management integration and the purchase of an additional 14% stake in the
Morgan Stanley Smith Barney Joint Venture.
	-	For the nine months ended September 30, 2012, discontinued operations included a pre-tax gain of $108 million and other operating income related to the sale of Quilter.
	-	In the quarter ended June 30, 2013, the return on average common equity included a negative adjustment related to the purchase of the remaining 35% interest in the
Morgan Stanley Smith Barney Joint Venture. This adjustment was included in the numerator for the purposes of calculating the return on average common equity. Excluding this negative adjustment, the return on average common equity would have been 10% and 10% for the quarter ended June 30, 2013 and the nine months ended September 30, 2013, respectively.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Wealth Management
(unaudited)

	Quarter Ended			Percentage Change From:
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012

Wealth Management representatives	16,517	16,321	16,378	1%	1%

Annualized revenue per representative (000's) (1)	$848	$866	$785	(2%)	8%

Assets by client segment (billions)
$10m or more	631	604	528	4%	20%
$1m - $10m	741	720	699	3%	6%
Subtotal - > $1m	1,372	1,324	1,227	4%	12%
$100k - $1m	411	410	418	--	(2%)
< $100k	42	44	46	(5%)	(9%)
Total client assets (billions)	$1,825	$1,778	$1,691	3%	8%

% of assets by client segment > $1m	75%	74%	73%

Fee-based client account assets (billions) (2)	$652	$629	$536	4%	22%
Fee-based assets as a % of client assets	36%	35%	32%

Bank deposit program (millions)	$129,537	$126,879	$117,552	2%	10%

Client assets per representative (millions) (3)	$110	$109	$103	1%	7%

Fee based asset flows (billions)	$15.0	$10.0	$6.8	50%	121%

Retail locations	650	676	709	(4%)	(8%)

Notes:	-
For the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012, approximately $94 billion, $70 billion and $60 billion, respectively, of the assets in the bank deposit program are attributable to Morgan Stanley.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Investment Management Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change
Revenues:
Investment banking	$1	$1	$4	--	(75%)	$7	$12	(42%)
Trading	(21)	53	(17)	*	(24%)	26	(26)	*
Investments (1)	387	135	212	187%	83%	715	360	99%
Commissions and fees	0	0	0	--	--	0	0	--
Asset management, distribution and admin. fees	450	473	437	(5%)	3%	1,378	1,256	10%
Other	11	12	(1)	(8%)	*	25	39	(36%)
Total non-interest revenues	828	674	635	23%	30%	2,151	1,641	31%

Interest income	2	3	2	(33%)	--	7	7	--
Interest expense	2	4	6	(50%)	(67%)	12	28	(57%)
Net interest	0	(1)	(4)	*	*	(5)	(21)	76%
Net revenues	828	673	631	23%	31%	2,146	1,620	32%

Compensation and benefits	332	297	241	12%	38%	888	673	32%
Non-compensation expenses	196	216	192	(9%)	2%	611	578	6%
Total non-interest expenses	528	513	433	3%	22%	1,499	1,251	20%

Income (loss) from continuing operations before taxes	300	160	198	88%	52%	647	369	75%
Income tax provision / (benefit) from continuing operations	101	38	44	166%	130%	191	88	117%
Income (loss) from continuing operations	199	122	154	63%	29%	456	281	62%
Gain (loss) from discontinued operations after tax	8	0	12	*	(33%)	9	13	(31%)
Net income (loss)	207	122	166	70%	25%	465	294	58%
Net income applicable to redeemable noncontrolling interests (1)	0	0	0	--	--	-	-	--
Net income applicable to nonredeemable noncontrolling interests (1)	64	21	50	*	28%	136	138	(1%)
Net income (loss) applicable to Morgan Stanley	$143	$101	$116	42%	23%	$329	$156	111%

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	135	101	104	34%	30%	320	143	124%
Gain (loss) from discontinued operations after tax	8	0	12	*	(33%)	9	13	(31%)
Net income (loss) applicable to Morgan Stanley	$143	$101	$116	42%	23%	$329	$156	111%

Return on average common equity
from continuing operations	19%	14%	17%			15%	8%
Pre-tax profit margin (2)	36%	24%	31%			30%	23%
Compensation and benefits as a % of net revenues	40%	44%	38%			41%	42%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure to assess operating performance.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information and Statistical Data
Investment Management
(unaudited)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012	Change

Net Revenues (millions)
Traditional Asset Management	$369	$419	$372	(12%)	(1%)	$1,189	$1,051	13%
Real Estate Investing (1)	233	140	125	66%	86%	530	393	35%
Merchant Banking	226	114	134	98%	69%	427	176	143%
Total Investment Management	$828	$673	$631	23%	31%	$2,146	$1,620	32%

Assets under management or supervision (billions)

Net flows by asset class (2)
Traditional Asset Management
Equity	$-	$0.2	$(1.8)	*	*	$-	$(1.5)	*
Fixed Income	(2.5)	(1.8)	(3.4)	(39%)	26%	(2.5)	(4.5)	44%
Liquidity	3.9	11.2	15.9	(65%)	(75%)	10.1	28.6	(65%)
Alternatives	0.5	0.5	0.3	--	67%	1.5	1.0	50%
Total Traditional Asset Management	1.9	10.1	11.0	(81%)	(83%)	9.1	23.6	(61%)

Real Estate Investing	(0.3)	(0.7)	(0.2)	57%	(50%)	(1.0)	0.5	*
Merchant Banking	0.2	0.4	0.0	(50%)	*	1.0	0.0	*
Total net flows	$1.8	$9.8	$10.8	(82%)	(83%)	$9.1	$24.1	(62%)

Assets under management or supervision by asset class (3)
Traditional Asset Management
Equity	$133	$125	$117	6%	14%
Fixed Income	58	59	57	(2%)	2%
Liquidity	110	106	102	4%	8%
Alternatives	30	29	27	3%	11%
Total Traditional Asset Management	331	319	303	4%	9%

Real Estate Investing	20	20	19	--	5%
Merchant Banking	9	8	9	13%	--
Total Assets Under Management or Supervision	$360	$347	$331	4%	9%
Share of minority stake assets	6	6	5	--	20%

Notes:	-	The alternatives asset class includes a range of investment products such as funds of hedge funds, funds of private equity funds and funds of real estate funds.
	-	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
Quarterly Financial Information
Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Sept 30, 2013	June 30, 2013	Sept 30, 2012	June 30, 2013	Sept 30, 2012

Institutional Securities

Corporate Funded Loans
Loans held for investment, net of allowance	$7.3	$6.6	$5.0	11%	46%
Loans held for sale	4.5	5.5	2.6	(18%)	73%
Loans held at fair value (1)	3.9	4.5	10.7	(13%)	(64%)
Total corporate funded loans	$15.7	$16.6	$18.3	(5%)	(14%)

Corporate Lending Commitments
Loans held for investment	$55.7	$51.3	$35.4	9%	57%
Loans held for sale	11.0	12.3	7.8	(11%)	41%
Loans held at fair value (2)	13.1	16.3	32.3	(20%)	(59%)
Total corporate lending commitments	$79.8	$79.9	$75.5	--	6%

Corporate Loans and Lending Commitments (3) (4)	$95.5	$96.5	$93.8	(1%)	2%

Other Funded Loans
Loans held for investment, net of allowance	$3.1	$2.1	$1.0	48%	*
Loans held for sale	0.1	0.0	0.0	*	*
Loans held at fair value	9.6	9.7	8.8	(1%)	9%
Total other funded loans	$12.8	$11.8	$9.8	8%	31%

Other Lending Commitments
Loans held for investment	$0.9	$0.5	$0.2	80%	*
Loans held for sale	0.0	0.0	0.0	--	--
Loans held at fair value	1.6	1.2	1.4	33%	14%
Total other lending commitments	$2.5	$1.7	$1.6	47%	56%

Total Other Loans and Lending Commitments (5)	$15.3	$13.5	$11.4	13%	34%

Institutional Securities Loans and Lending Commitments (3)	$110.8	$110.0	$105.2	1%	5%

Wealth Management

Funded Loans
Loans held for investment, net of allowance	$22.6	$20.2	$15.6	12%	45%
Loans held for sale	0.1	0.1	0.1	--	--
Total funded loans	$22.7	$20.3	$15.7	12%	45%

Lending Commitments
Loans held for investment	$3.9	$4.4	$2.5	(11%)	56%
Loans held for sale	0.0	0.2	0.2	*	*
Total lending commitments	$3.9	$4.6	$2.7	(15%)	44%

Wealth Management Loans and Lending Commitments (6)	$26.6	$24.9	$18.4	7%	45%

Firm Loans and Lending Commitments	$137.4	$134.9	$123.6	2%	11%

- Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 3Q 2013 Financial Supplement, Appendix I

MORGAN STANLEY
Country Risk Exposure - European Peripherals and France
As of September 30, 2013
(unaudited, dollars in millions)

		Net				Exposure
	Net	Counterparty	Funded	Unfunded	CDS	Before
	Inventory (1)	Exposure (2) (3)	Lending	Commitments	Adjustment (4)	Hedges	Hedges (5)	Net Exposure
Greece
Sovereigns	$11	$49	$-	$-	$-	$60	$-	$60
Non-sovereigns	50	9	-	-	-	59	(44)	15
Sub-total	61	58	-	-	-	119	(44)	75
Ireland
Sovereigns	54	2	-	-	5	61	36	97
Non-sovereigns	151	20	-	-	12	183	(7)	176
Sub-total	205	22	-	-	17	244	29	273
Italy
Sovereigns	733	246	-	-	498	1,477	(210)	1,267
Non-sovereigns	243	466	270	964	97	2,040	(426)	1,614
Sub-total	976	712	270	964	595	3,517	(636)	2,881
Spain
Sovereigns	261	8	-	-	17	286	9	295
Non-sovereigns	(284)	353	97	1,091	142	1,399	(358)	1,041
Sub-total	(23)	361	97	1,091	159	1,685	(349)	1,336
Portugal
Sovereigns	(209)	(1)	-	-	46	(164)	-	(164)
Non-sovereigns	(65)	22	100	-	31	88	(4)	84
Sub-total	(274)	21	100	-	77	(76)	(4)	(80)
Total Euro Peripherals (6)
Sovereigns	850	304	-	-	566	1,720	(165)	1,555
Non-sovereigns	95	870	467	2,055	282	3,769	(839)	2,930
Sub-total	$945	$1,174	$467	$2,055	$848	$5,489	$(1,004)	$4,485

France (6)
Sovereigns	(266)	12	-	-	34	(220)	(237)	(457)
Non-sovereigns	(560)	3,117	199	2,021	133	4,910	(616)	4,294
Sub-total	$(826)	$3,129	$199	$2,021	$167	$4,690	$(853)	$3,837

Notes:	-
Country risk exposure is measured in accordance with the Firm’s internal risk management standards and includes obligations from sovereign and non-sovereigns, which includes governments, corporations, clearinghouses and financial institutions.

	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

This page represents an addendum to the 3Q 2013 Financial Supplement, Appendix II

MORGAN STANLEY
Earnings Per Share Calculation Under Two-Class Method
Three Months Ended September 30, 2013
(unaudited, in millions, except for per share data)

	Allocation of net income from continuing operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income from continuing operations applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,909	100%		$95	$767	$862	(6)	$0.45
Participating Restricted Stock Units (1)	4	0%		$0	$2	$2	(7)	N/A
	1,913	100%	$864	$95	$769	$864

	Allocation of gain (loss) from discontinued operations
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Gain (loss) from Discontinued Operations Applicable to Common Shareholders, after Tax (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,909	100%		$0	$18	$18	(6)	$0.01
Participating Restricted Stock Units (1)	4	0%		$0	$0	$0	(7)	N/A
	1,913	100%	$18	$0	$18	$18

	Allocation of net income applicable to common shareholders
	(A)	(B)	(C)	(D)	(E)	(F)		(G)
						(D)+(E)		(F)/(A)
	Weighted Average # of Shares	% Allocation (2)	Net income applicable to Morgan Stanley (3)	Distributed Earnings (4)	Undistributed Earnings (5)	Total Earnings Allocated		Basic EPS (8)
Basic Common Shares	1,909	100%		$95	$785	$880	(6)	$0.46
Participating Restricted Stock Units (1)	4	0%		$0	$2	$2	(7)	N/A
	1,913	100%	$882	$95	$787	$882

__________________________________
Note:	-	Refer to End Notes on pages 15-17 and Legal Notice on page 18.

MORGAN STANLEY
End Notes

Page 1:
(1)	From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The
Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results.
These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.
(2)	Income (loss) applicable to Morgan Stanley represents income (loss) from continuing operations, adjusted for the portion of net income (loss) applicable to noncontrolling interests related to continuing operations. For the quarter and nine months ended September 30, 2012 net income (loss) applicable to noncontrolling interests included $17 million and $26 million respectively, reported as a gain in discontinued operations.
(3)	The return on average common equity equals income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity.
The return on average common equity excluding DVA is adjusted for DVA in the numerator and denominator. For the quarter ended June 30, 2013 and nine months ended September 30, 2013, the Firm included a negative adjustment of approximately $151 million (net of tax) to reflect the difference between the purchase price of the 35% redeemable noncontrolling interest in the Morgan Stanley Smith Barney Joint Venture and its carrying value.
(4)	Tier 1 common capital ratio equals Tier 1 common equity divided by risk-weighted assets (RWAs).
(5)	Tier 1 capital ratio equals Tier 1 capital divided by RWAs.
(6)	Book value per common share equals common equity divided by period end common shares outstanding.
(7)	Tangible book value per common share equals tangible common equity divided by period end common shares outstanding.

Page 2:
(1)	For the nine months ended September 30, 2012, discontinued operations included operating results related to Saxon (reported in the Institutional Securities business segment) and a pre-tax gain of $108 million and other operating income related to the sale of Quilter & Co. Ltd. (Quilter) (reported in the Wealth Management business segment).
(2)	On June 28, 2013, the Firm completed the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture from Citigroup Inc. (Citi), increasing the Firm's interest from 65% to 100%. During the quarter ended September 30, 2012, Morgan Stanley completed the purchase of an additional 14% stake in Morgan
Stanley Smith Barney Joint Venture from Citi, increasing the Firm’s interest from 51% to 65%. Prior to September 17, 2012, Citi’s results related to its 49% interest were reported in net income (loss) applicable to nonredeemable noncontrolling interests. Due to the terms of the revised agreement with Citi, subsequent to the purchase of the additional 14% stake, Citi’s results related to the 35% interest are reported in net income (loss) applicable to redeemable noncontrolling interests.
(3)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

Page 4:
(1)	Reflects the regional view of the Firm's consolidated net revenues, on a managed basis. Further discussion regarding the geographic methodology for net revenues is disclosed in Note 19 to the consolidated financial statements included in the Firm's 10-Q for the quarter ended June 30, 2013.
(2)	The Firm calculates its Tier 1 capital, Tier 1 capital ratios and risk-weighted assets (“RWAs”) in accordance with the capital adequacy standards for financial holding companies adopted by the Federal Reserve Board. These standards are based upon a framework described in the International Convergence of Capital
Measurement and Capital Standards, July 1988, as amended, also referred to as Basel I. On January 1, 2013, the U.S. banking regulators’ rules to implement the Basel Committee’s market risk capital framework, commonly referred to as “Basel 2.5”, became effective, which increases capital requirements for securitizations and correlation trading within the Firm's trading book, as well as incorporating add-ons for stressed VaR and incremental risk requirement.
The Firm's Tier 1 capital, Tier 1 capital ratios and RWAs for the quarters ended September 30, 2013 and June 30, 2013 were calculated under this revised framework.
The Firm's Tier 1 capital, Tier 1 capital ratios and RWAs for prior quarters have not been recalculated under this revised framework. Further discussion of Tier 1 capital,
Tier 1 common capital and RWAs is disclosed in Part I, Item 2 "Regulatory Requirements" included in the Firm's 2Q 2013 Form 10-Q. These computations are preliminary estimates as of October 18, 2013 (the date of this release) and could be subject to revision in Morgan Stanley’s Quarterly Report on Form 10-Q for the
quarter ended September 30, 2013.
(3)	The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S.
agency mortgage-backed securities, FDIC-guaranteed corporate debt and non-U.S. government securities.
(4)	The Firm's interest in the Morgan Stanley Smith Barney Joint Venture for the quarters ended September 30, 2013 and June 30, 2013 was 100% and for the
quarter ended September 30, 2012 was 65%. Goodwill and intangible balances included only the Firm's share of the Morgan Stanley Smith Barney Joint
Venture's goodwill and intangible assets, net of allowable mortgage servicing rights deduction for quarters ended September 30, 2013, June 30, 2013 and
September 30, 2012 of $7 million, $8 million and $6 million, respectively.
(5)	Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction and includes only the Firm’s share of the Morgan Stanley Smith Barney Joint Venture’s goodwill and intangible assets. The Firm's interest in the Morgan Stanley Smith Barney
Joint Venture for the quarters ended September 30, 2013 and June 30, 2013 was 100% and for the quarter ended September 30, 2012 was 65%.
(6)	Tier 1 leverage ratio equals Tier 1 capital divided by adjusted average total assets (which reflects adjustments for disallowed goodwill, certain intangible assets, deferred tax assets and financial and non-financial equity investments).

MORGAN STANLEY
End Notes

Page 5:
(1)	The Firm’s capital estimation is based on the Required Capital framework, an internal capital adequacy measure which considers a risk-based going concern capital after absorbing potential losses from extreme stress events at a point in time. Further discussion of the framework is disclosed in
Part I, Item 2 "Required Capital" included in the Firm's 2Q 2013 Form 10-Q. On January 1, 2013, the U.S. banking regulators’ rules to implement the Basel
Committee’s market risk capital framework, commonly referred to as “Basel 2.5”, became effective, which increased capital requirements for securitizations and correlation trading within the Company's trading book, as well as incorporating add-ons for stressed VaR and incremental risk requirement.

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(1)	Net income applicable to noncontrolling interests primarily represents the allocation to MUFG of Morgan Stanley MUFG Securities Co., Ltd, which the Firm consolidates.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

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(1)	VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the
Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the
Firm's 2012 Form 10-K.

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(1)	On June 28, 2013, the Firm completed the purchase of the remaining 35% interest in the Morgan Stanley Smith Barney Joint Venture from Citigroup Inc. (Citi), increasing the Firm's interest from 65% to 100%. During the quarter ended September 30, 2012, Morgan Stanley completed the purchase of an additional 14%
stake in the Morgan Stanley Smith Barney Joint Venture from Citi, increasing the Firm’s interest from 51% to 65%. Due to the terms of the revised agreement with Citi, subsequent to the purchase of the additional 14% stake, Citi’s results related to the 35% interest are reported in net income (loss) applicable to redeemable noncontrolling interests.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

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(1)	Annualized revenue per representative is defined as annualized revenue divided by average representative headcount.
(2)	Fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(3)	Client assets per representative represents total client assets divided by period end representative headcount.

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(1)	The quarters ended September 30, 2013, June 30, 2013 and September 30, 2012 include investment gains (losses) for certain funds included in the Firm's consolidated financial statements. The limited partnership interests in these gains were reported in net income (loss) applicable to noncontrolling interests.
(2)	Pre-tax profit margin percentages represent income from continuing operations before income taxes as a percentage of net revenues.

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(1)	Real Estate Investing revenues include gains or losses related to investments held by certain consolidated real estate funds.
These gains or losses are offset in net income (loss) applicable to noncontrolling interest. The investment gains (losses) for the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012 are $67 million, $21 million and $51 million, respectively.
(2)	Net Flows by region [inflow / (outflow)] for the quarters ended September 30, 2012, June 30, 2013 and September 30, 2012 are:
North America: $3.8 billion, $7.4 billion and $9.1 billion
International: $(2.0) billion, $2.4 billion and $1.7 billion
(3)	Assets under management or supervision by region for the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012 are:
North America: $230 billion, $219 billion and $212 billion
International: $130 billion, $128 billion and $119 billion

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(1)	For the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012 the percentage of Institutional Securities corporate funded loans held at fair value by credit rating was as follows:
- % investment grade: 53%, 53% and 43%
- % non-investment grade: 47%, 47% and 57%
(2)	For the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012 the percentage of Institutional Securities corporate lending commitments held at fair value by credit rating was as follows:
- % investment grade: 76%, 74% and 75%
- % non-investment grade: 24%, 26% and 25%
(3)	For the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012, Institutional Securities recorded $40.5 million, $6.0 million and $30.9 million, respectively, related to the provision for funded loans and $13.4 million, $16.8 million and $33.4 million related to the provision for unfunded commitments, respectively.
(4)	On September 30, 2013, June 30, 2013 and September 30, 2012, the "event-driven" portfolio of pipeline commitments and closed deals to non-investment grade borrowers were $7.6 billion, $10.3 billion and $6.5 billion, respectively.
(5)	In addition to primary corporate lending activity, the Institutional Securities business segment engages in other lending activity. These loans include corporate loans purchased in the secondary market, commercial and residential mortgage loans, asset-backed loans and financing extended to equities and commodities customers.
(6)	For the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012, Wealth Management recorded $0.6 million, $1 million and $0.7 million, respectively, related to the provision for funded loans and there was no material provision recorded related to the unfunded commitments for each of the quarterly periods presented.

MORGAN STANLEY
End Notes

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(1)	Net inventory represents exposure to both long and short single-name and index positions (i.e., bonds and equities at fair value and CDS based on notional amount assuming zero recovery adjusted for any fair value receivable or payable). At September 30, 2013, net exposures related to purchased and sold single-name and index credit derivatives for the European Peripherals and France were $(111) million and $(1,403) million, respectively.
(2)	Net counterparty exposure (i.e., repurchase transactions, securities lending and OTC derivatives) takes into consideration legally enforceable master netting agreements and collateral.
(3)	At September 30, 2013, the benefit of collateral received against counterparty credit exposure was $3.8 billion in the European Peripherals with 93% of collateral consisting of cash and German government obligations and $5.7 billion in France with nearly all collateral consisting of cash and U.S.
government obligations. These amounts do not include collateral received on secured financing transactions.
(4)	CDS adjustment represents credit protection purchased from European Peripherals’ banks on European Peripherals’ sovereign and financial institution risk or French banks on French sovereign and financial institution risk. Based on the CDS notional amount assuming zero recovery adjusted for any fair value receivable or payable.
(5)	Represents CDS hedges (purchased and sold) on net counterparty exposure and funded lending executed by trading desks responsible for hedging counterparty and lending credit risk exposures for the Firm. Based on the CDS notional amount assuming zero recovery adjusted for any fair value receivable or payable.
(6)	In addition, at September 30, 2013, the Firm had European Peripherals and French exposure for overnight deposits with banks of approximately
$155 million and $87 million, respectively.

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(1)	Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid)
are participating securities and are included in the computation of EPS pursuant to the two-class method. Restricted Stock Units ("RSUs")
that pay dividend equivalents subject to vesting are not deemed participating securities and are included in diluted shares outstanding
(if dilutive) under the treasury stock method.
(2)	The percentage of weighted basic common shares and participating RSUs to the total weighted average of basic common shares and participating RSUs.
(3)	Represents net income from continuing operations, gain (loss) from discontinued operations (after-tax), and net income applicable to Morgan Stanley for the quarter ended September 30, 2013 prior to allocations to participating RSUs.
(4)	Distributed earnings represent the dividends declared on common shares and participating RSUs for the quarter ended September 30, 2013.
The amount of dividends declared is based upon the number of common shares outstanding as of the dividend record date. During the quarter ended September 30, 2013, a $0.05 dividend was declared on common shares outstanding and participating RSUs.
(5)	The two-class method assumes all of the earnings for the reporting period are distributed and allocated to the participating RSUs what they would be entitled to based on their contractual rights and obligations of the participating security.
(6)	Total income applicable to common shareholders to be allocated to the common shares in calculating basic and diluted EPS for common shares.
(7)	Total income applicable to common shareholders to be allocated to the participating RSUs reflected as a deduction to the numerator in determining basic and diluted EPS for common shares.
(8)	Basic and diluted EPS data are required to be presented only for classes of common stock, as described under the accounting guidance for earnings per share.

MORGAN STANLEY
Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's third quarter earnings press release issued October 18, 2013.